UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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DIMECO, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2011

Dear Stockholder:

On behalf of the Board of Directors and management of Dimeco, Inc. (the “Company”), we cordially invite you to attend our 2011 Annual Meeting of Stockholders. The Annual Meeting will be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 28, 2011, at 2:00 p.m. local time. The attached Notice of Annual Meeting and Proxy Statement describes the formal business we expect to act upon at the Annual Meeting. We will also report on our operations. Our directors and officers will be present to respond to any questions stockholders may have.

At the Annual Meeting, stockholders will be asked to elect three directors and ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors for the fiscal year ending December 31, 2011. The Board of Directors has unanimously approved each of these proposals and recommends that you vote “FOR” them.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. We encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is enclosed for your convenience. Returning your proxy will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely,

/s/ Gary C. Beilman

Gary C. Beilman
President and
Chief Executive Officer

DIMECO, INC.
820 CHURCH STREET
HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dimeco, Inc., will be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 28, 2011, at 2:00 p.m., local time, for the following purposes:

1.	To elect three directors; and
2.	To ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors for the fiscal year ending December 31, 2011;

all as set forth in the Proxy Statement accompanying this notice, and to transact any other business that may properly come before the Annual Meeting and any adjournments. The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 1, 2011 are the stockholders entitled to vote at the Annual Meeting and at any adjournments thereof.

A copy of our Annual Report for the year ended December 31, 2010 is enclosed.

Your vote is very important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders of record can vote by written proxy card.  To obtain directions to attend the Annual Meeting and vote in person, please call Linda S. Tallman at 570-253-1970.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John F. Spall

John F. Spall
Secretary

Honesdale, Pennsylvania
March 25, 2011

Important Notice Regarding Internet
Availability of Proxy Materials
for the Stockholder Meeting to be
Held on April 28, 2011

The Proxy Statement and Annual Report to
Stockholders are available at
http://www.cfpproxy.com/5506

PROXY STATEMENT
OF
DIMECO, INC.
820 CHURCH STREET
HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2011

GENERAL

This Proxy Statement is being furnished to stockholders of Dimeco, Inc. by the Company’s Board of Directors in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 28, 2011, at 2:00 p.m., local time, and at any adjournments thereof. The 2010 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2010, accompanies this Notice of Annual Meeting of Stockholders and this Proxy Statement, which are first being mailed to stockholders on or about March 25, 2011.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.50 par value (the “Common Stock”), as of the close of business on March 1, 2011 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 1,598,218 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director and a vote “FOR” the ratification of the appointment of S.R. Snodgrass, A.C. as our independent auditors.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common

Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Internet Access to Proxy Materials

Copies of this Proxy Statement and the 2010 Annual Report to Stockholders are available on the internet at www.cfpproxy.com/5506.  Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form.  Stockholders of record can make this election by calling toll-free to 888-469-3463 or sending an e-mail to dimeco@thedimebank.com.  If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting without regard to broker non-votes.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.  Under Pennsylvania law, if a proxy casts a vote for a matter on the agenda, the stockholder represented by that proxy is considered present for purposes of a quorum.  If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except nominees you specify as to which you withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports regarding their ownership with the Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares, or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding (%)
Henry M. Skier
820 Church Street
Honesdale, Pennsylvania 18431	101,880	6.4%

(1) See “Proposal 1. Election of Directors.”

PROPOSAL 1.  ELECTION OF DIRECTORS

Our bylaws require that directors be divided into three classes, as nearly equal in number as possible. Each class serves for a three year term, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members, each of whom also serves as a director of The Dime Bank (the “Bank”). Three directors will be elected at the Annual Meeting, each to serve for a three-year term or until his or her successor has been elected and qualified.

The Board of Directors has nominated Gary C. Beilman, Robert E. Genirs and Thomas A. Peifer (collectively, the “Nominees”) for election as directors for additional three-year terms. The Nominees currently serve as directors of the Company. The persons named as proxies in the enclosed Proxy Card intend to vote for the election of the Nominees, unless the Proxy Card is marked to expressly withhold such authority. If any of the Nominees withdraws or is unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, the persons named in the enclosed Proxy Card intend to vote for the election of the person or persons that the Nominating Committee may recommend to the Board of Directors. If there is no substitute nominee, the size of the Board of Directors may be reduced.

The following table sets forth the names, ages, positions with the Company, terms of, and length of board service, numerical and percentage ownership of the Common Stock for:

•	each of the persons nominated for election as directors of the Company at the Annual Meeting;
•	each other director of the Company who will continue to serve as director after the Annual Meeting; and
•	each executive officer who is not a director.

Beneficial ownership of the directors and executive officers of the Company, as a group, is also set forth below.

				Shares of
				Common
		Year First	Current	Stock
		Elected or	Term To	Beneficially	Percent
Name and Positions with Company	Age (1)	Appointed (2)	Expire	Owned (1)(3)(4)	Owned

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2014
Gary C. Beilman	56	2005	2011	24,463	1.5%
President, Chief Executive Officer and Director
Robert E. Genirs	75	1998	2011	13,628	*
Director
Thomas A. Peifer	68	1993	2011	27,308	1.7%
Director

DIRECTORS CONTINUING IN OFFICE
Barbara J. Genzlinger	59	1998	2012	9,177	*
Director
John S. Kiesendahl	64	1993	2012	40,143	2.5%
Director, Vice Chairman of the Board
John F. Spall	64	1999	2012	39,123	2.5%
Director, Secretary
William E. Schwarz	68	1993	2013	21,278	1.3%
Director, Chairman of the Board
Henry M. Skier	70	1993	2013	101,880	6.4%
Director
Todd J. Stephens	41	2010	2013	300	*
Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Maureen H. Beilman	55	-	-	13,321	*
Chief Financial Officer, Treasurer, Asst. Secretary
Peter Bochnovich	49	-	-	8,242	*
Sr. Vice President and Asst. Secretary of the Bank

Directors, nominees, named executive officers
and executive officers of the Company as a	-	-	-	298,863	18.5%
group (11 persons)

(1)	As of Record Date.
(2)	Refers to the year the individual first became a director of the Company.
(3)
The share amounts include 4,200 shares for Mr. Beilman, 1,428 shares for Mr. Genirs, 1,428 shares for Ms. Genzlinger, 1,428 shares for Mr. Schwarz, 1,428 shares for Mr. Skier, 2,200 shares for Ms. Beilman and 3,700 shares for Mr. Bochnovich that may be acquired through the exercise of stock options within sixty days of the Record Date under the stock option plans.

(4)	Includes 15,000 shares that have been pledged by Mr. Beilman.
*	Less than 1% of Common Stock outstanding.

Biographical Information

The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director for the Company as of the date hereof.

Nominees For Director:

Gary C. Beilman is the President and Chief Executive Officer of the Company and Bank. Mr. Beilman was appointed President and Director on January 1, 2005. He was previously appointed Chief Executive Officer on January 1, 2002.  Prior to January 2002, Mr. Beilman served the Company and Bank in various capacities. Mr. Beilman has been employed in the financial services industry since 1976, serving in various capacities in three institutions.  He is actively involved in numerous community, charitable and civic organizations.  His community involvement and years of service in many areas of operations at the Bank and duties as President and Chief Executive Officer of the Company and the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to educating the Board on these matters which has led to the conclusion that he should serve on the Board.  Mr. Beilman is the brother-in-law of Maureen H. Beilman.

Robert E. Genirs is retired. Prior to his retirement in 1998, Mr. Genirs was the Chief Administrative Officer for Lehman Brothers where he previously served as Chief Financial Officer and Controller.  Through his career in these high level positions within a multinational investment brokerage house, he was involved in and responsible for accounting, audit and governmental reporting.  His business background and participation in several community organizations for many years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Thomas A. Peifer is retired. Prior to his retirement in 2001, Mr. Peifer was Superintendent of the Wallenpaupack Area School District in Hawley, Pennsylvania which provided him personal relationships with numerous area residents who comprise a significant portion of our marketplace.   He is the President of Metlag, Inc., a franchised retail Agway store.  As a local businessman and lifetime resident of Pike County, he provides knowledge of this market area in which we operate two branch locations.  This proficiency is further enhanced by his numerous community and civic affiliations.  His business background and participation in our local community over his lifetime brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Barbara J. Genzlinger is one of the original founders in the early 1980s of The Settlers Inn, a country inn located in Hawley, Pennsylvania, and President of Sayre Mansion, LLC, a country inn located in Bethlehem, Pennsylvania, a position she has held since 2002. She is currently the Secretary/Treasurer of The Settlers Inn, a position she has held since 2004. Ms. Genzlinger is personally involved in these businesses on a daily basis and interacts regularly with many area residents.  She is active in numerous community and civic organizations along with national organizations of innkeepers. Her participation in our local community for over 30 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that she should serve on the Board.

John S. Kiesendahl has been the President and Chief Executive Officer of Woodloch Pines Inc., a resort located in Hawley, Pennsylvania since 1981.  Mr. Kiesendahl has been a member of the Bank’s Board of Directors since 1985 and has been an active member or chair of several committees.  His extensive business experience in the operation of a family resort and its affiliated golf course and residential community includes all aspects of the business including hospitality operations, real estate development and financing.  His business background and participation in our local community over 40 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

John F. Spall has been an attorney, practicing in Hawley, Pennsylvania since 1971.  Mr. Spall has been active in all phases of the legal profession for over thirty-five years with an emphasis on real estate transactions.   He is a former solicitor for numerous municipalities and has been assistant District Attorney for Wayne County.  He currently serves as President of the Wallenpaupack Area School District Board of Education.  His business background and participation in our local community over 40 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

William E. Schwarz has been President and Dealer Principal of Edward J. Schwarz, Inc., an automobile dealership, located in Honesdale, Pennsylvania, for over 15 years as well as holding the position of managing partner of a family affiliated real estate partnership.  Mr. Schwarz has worked in various capacities within the dealership since 1962.   He has been a member of the Bank’s Board of Directors since 1971 and has actively participated in many Board committees during his tenure on the board.  He is a lifelong resident of Honesdale and is involved in numerous professional, community and civic affairs.  His business background and participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Henry M. Skier has been President of A.M. Skier Agency, Inc., an insurance agency, located in Hawley, Pennsylvania since 1973. Mr. Skier has been a member of the Bank’s Board of Directors since 1982.   He has participated in many Board committees during his tenure on the board.  He is a lifelong resident of Honesdale and is involved in numerous community and civic affairs in Wayne County along with involvement in various summer camping organizations.  His business, A.M. Skier Agency, Inc., is one of the largest independent insurers of children’s summer camps in the United States.  Additionally, Mr. Skier has been a founder, director and officer in numerous camp related entities on both the state and national levels.  As such, he brings to the Board an expertise regarding this industry in which the Bank has a loan concentration.  His business background and participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Todd J. Stephens was born and raised in Wayne County, Pennsylvania.  He and his family have been a mainstay of the local community during his entire life.  He has been the Chief Operating Officer for the Medical Shoppe, LTD, parent company of Stephens Pharmacy and Northeast Med-Equip. since 2007.  Prior to that, he was employed with Boston Coach Corp., a wholly owned subsidiary of Fidelity Investments.  During his 16 year tenure with that Company, he rose to the level of Senior Vice President with responsibilities for national operations, directing marketing and commerce efforts and managing a national sales organization.  His business background and participation in our local community brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Business Background of Our Executive Officers Who Are Not Directors

The business experience for the past five years of each of the Company’s executive officers who is not a director is set forth below.  Unless otherwise indicated, the executive officer has held his or her position for the past five years.

Maureen H. Beilman is the Chief Financial Officer, Treasurer and Assistant Secretary of the Company and the Bank.  Ms. Beilman is the sister-in-law of Gary C. Beilman.

Peter Bochnovich is Senior Vice President and Assistant Secretary of the Company and the Bank. He has served as the Senior Lending Officer since his hire in 2001.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors Schwarz, Skier, Genirs, Peifer, Genzlinger, Kiesendahl, Spall and Stephens would be considered independent under the independence standards of The NASDAQ Stock Market if the Company were subject to those standards. The Company and the Bank prefer to do business with customers who provide services in our market area and therefore, the businesses that are owned by our directors would also be considered in these purchase decisions. Among these purchases are the following: insurance products from the A.M. Skier Insurance Agency of which Mr. Skier is the President, service on bank-owned vehicles from Edw. J. Schwarz, Inc. of which Mr. Schwarz is the President, golf fees and restaurant services from Woodloch Pines, Inc. of which Mr. Kiesendahl is the President and CEO, entertainment expenses from The Settlers Inn in which Ms. Genzlinger holds executive positions,  merchandise from Greentown Agway of which Mr. Peifer is the President and masonry services from Beilman Construction which is owned by Mr. Beilman’s brother. In addition, the Bank leases space for the Greentown office from Tomlin, Inc. of which Mr. Peifer is the President. The Board approves the purchase of these products and services assuring that the transactions are comparable in price and quality to those in the marketplace. The Board has determined that these purchases do not affect the independence of any director from whom we purchase products or services.

Board Leadership Structure and Risk Oversight

Under the Board of Directors’ current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals.  William E. Schwarz serves as Chairman of the Board of Directors.  Mr. Schwarz is an independent director and does not serve in any executive capacity with the Company.  The Company’s Chief Executive Officer is Mr. Gary C. Beilman.  Although the offices of Chairman of the Board and Chief Executive Officer are currently held by separate individuals, the Board of Directors has not made a determination that this is the appropriate leadership structure for the Board of Directors in all circumstances and reserves the right to combine these offices in the future if deemed appropriate under the circumstances.

The Board of Directors has general authority over the Company’s risk oversight function with authority delegated to various board committees to review risk management policies and practices in specific areas of the Company’s business.  The Audit Committee is primarily responsible for overseeing the Company’s risk management.  The Audit Committee works closely with officers involved in the risk management function including the internal audit staff who report directly to the Audit Committee.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended December 31, 2010, the Board of Directors of Dimeco, Inc. held ten meetings and the Board of Directors of The Dime Bank held 13 meetings, including regularly scheduled and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2010.  The Board of Directors encourages directors to attend the Annual Meeting of Stockholders but does not have a formal policy in that regard. Seven directors attended the 2010 Annual Meeting.

Committees of the Board of Directors

Nominating Committee. The outside directors act as the Nominating Committee for the selection of management’s nominees for directors. The Company believes that the outside directors would qualify as independent under the rules of The NASDAQ Stock Market if the Company were subject to those rules. Although this is not a standing committee, the Board believes that its procedures are sufficient to ensure that its nominees are approved by a majority of the independent directors. The outside directors met once as a Nominating Committee during the fiscal year ended December 31, 2010.  The Company has not adopted a charter for the Nominating Committee.

The Nominating Committee will consider candidates recommended by stockholders. With respect to each individual vacancy, the Nominating Committee intends to determine the specific qualifications and skills required to fill that vacancy and to complement the existing qualifications and skills of the other Board members.  The Committee may consider diversity in market knowledge, background, experience, qualifications and other factors as part of its evaluation of each candidate. Nominations to the Board of Directors made by stockholders must be made in writing to the Secretary and received by the Company not less than 60 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company. Notice to the Company of such nominations must include certain information required pursuant to the Company’s bylaws and the proposed nominee must fulfill the existing eligibility standards.

Compensation Committee. The Compensation Committee is comprised of Directors Kiesendahl, Genirs and Skier, each of whom would be considered independent under the rules of The NASDAQ Stock Market if the Company were subject to those rules. Decisions regarding the compensation of our executives are made by the Compensation Committee. They have the strategic and administrative responsibility for ensuring that key management employees are compensated effectively in addition to oversight of all executive compensation plans and employee benefits.  The Committee met three times during the 2010 fiscal year. The Compensation Committee has adopted a written charter  which was included as an appendix to the proxy statement for the 2010 Annual Meeting of Stockholders. A current copy of the compensation committee charter is not available on our website.

Audit Committee. The Audit Committee is comprised of Directors Genirs, Schwarz, Kiesendahl and Peifer.  The Audit Committee is a standing committee that is responsible for developing and maintaining the Company’s and the Bank’s audit program. While the rules of The NASDAQ Stock Market are not applicable to the Company, the Company believes that all members of the Audit Committee would qualify as independent directors under those rules including the specific independence requirements for Audit Committee members. The Committee also meets with the independent auditors to discuss the results of the annual audit and any related matters. The Committee met four times in fiscal year 2010. The Board of Directors has adopted a written audit committee charter for the Audit

 Committee. A current copy of the Audit Committee charter is available on our website at www.thedimebank.com.

Audit Committee Financial Expert. The Board of Directors has determined that Robert E. Genirs is an Audit Committee “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission (“SEC”).  Mr. Genirs would be considered an independent director, under the rules of The NASDAQ Stock Market including the specific independence requirements of The NASDAQ Stock Market for Audit Committee members.

Communications with Directors

Stockholders who wish to communicate with the Board of Directors should send their communications to the Secretary at the Company’s main office, PO Box 509, 820 Church Street, Honesdale, Pennsylvania 18431.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last two fiscal years by our principal executive officer and the two other most highly compensated executive officers whose total compensation (excluding compensation attributable to changes in above market non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2010 exceeded $100,000 for services rendered in all capacities to Dimeco, Inc. and The Dime Bank.

	Fiscal			All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Total

Gary C. Beilman	2010	$215,000	$10,000	$56,395	$281,395
President and Chief Executive Officer	2009	$205,000	$5,000	$57,926	$267,926

Maureen H. Beilman	2010	$136,500	$7,500	$26,741	$170,741
Chief Financial Officer	2009	$130,000	$2,500	$27,691	$160,191

Peter Bochnovich	2010	$136,500	$7,500	$26,138	$170,138
Senior Vice President	2009	$130,000	$2,500	$27,101	$159,601

(1) All other compensation for the last fiscal year consists of the following:

	Salary Continuation Plan	401(k) Matching Contribution	Profit Sharing Contribution	Tax Reimbursement	Total

Gary C. Beilman	$45,002	$8,585	$2,146	$662	$56,395
Maureen H. Beilman	$19,629	$5,450	$1,363	$299	$26,741
Peter Bochnovich	$19,045	$5,450	$1,363	$280	$26,138

The Company does not have employment agreements with any of the named executive officers. Their salaries are determined annually by the Compensation Committee of the Board of Directors which also awards cash bonuses on a discretionary basis.

The Company matches employee contributions to its 401(k) Plan on a dollar-for-dollar basis up to 3% of salary and matches 50% of contributions in excess of that amount up to an additional 2% of salary. For the last fiscal year, the Company made a 1% discretionary, profit-sharing contribution to all eligible employees reflecting the Company’s financial results for the year, regardless of the amount contributed by employees.  The 401(k) Plan is described in more detail below.

To provide additional retirement security to named executive officers and encourage their continued service, the Company has entered into Salary Continuation Agreements with each of the named executive officers.  The agreements are described in detail below.  Because these are not tax-qualified plans, the annual increase in the present value of the named executive officers’ retirement benefits under the Salary Continuation Agreements is treated as taxable compensation to the named executive officers.  In connection with the Salary Continuation Agreements, the Company reimburses the named executive officers for any tax liability incurred as the result of income attributable to participants in the Salary Continuation Agreements.

The aggregate value of perquisites and personal benefits did not exceed $10,000 for any named executive officer.  All officers, including the above named executive officers, have an in-service death benefit under a bank-owned life insurance policy equal to three times salary. If the officers satisfy certain age and years of service requirements, they will be entitled to a death benefit under these policies equal to two times their final salary after they leave the Company.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information on an award-by-award basis with respect to outstanding equity awards of the named executive officers at fiscal year end.

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option	Option
	Options	Exercise	Expiration
Name	Exercisable (1)	Price	Date

Gary C. Beilman	4,200	$35.95	09/22/2015

Maureen H. Beilman	2,200	$35.95	09/22/2015

Peter Bochnovich	3,700	$35.95	09/22/2015

(1)	All options are fully vested.

Retirement, Severance and Change-in-Control Agreements.

The named executive officers are parties to various agreements that provide for payments in connection with any termination of their employment.

Severance Agreements. The Bank has entered into change-in-control severance agreements with Messrs. Beilman and Bochnovich and Ms. Beilman. The severance agreements have terms of three years each, renewable annually thereafter. If, during the two years following a change in control, the Company or the Bank terminates the executives’ employment for a reason other than cause, death, disability or retirement or the executives voluntarily terminate their employment in certain specified circumstances, the executives will be entitled to a severance payment equal to three (3) times their average annual compensation for the five most recent taxable years that the executive has been employed by the Bank. These agreements also provide for the continuation of all benefit coverage provided under the Bank’s (or its successor’s) employee benefit and welfare plans and programs for up to thirty-six (36) months following a post change-in-control involuntary termination of employment for a reason other than cause or a voluntary termination in the specified circumstances. The maximum severance payable to the executives under these agreements, however, will be reduced to the extent necessary to avoid treatment as a non-deductible excess parachute payment under section 280G of the Internal Revenue Code.

Salary Continuation Agreements. The Bank entered into non-qualified salary continuation agreements with Messrs. Beilman and Bochnovich and Ms. Beilman. If these officers continue to serve as officers of the Bank until they become 65 years old, the Bank has agreed to pay annual benefits of $111,000, $89,000 and $62,000 to Messrs. Beilman and Bochnovich and Ms. Beilman, respectively, for 15 years in each case commencing on the first day of the month following the officer’s 65th birthday. These payments are fixed and do not depend on the officer’s final salary or other compensation. If the officers attain age 65, but die before receiving all of the guaranteed monthly payments, or die before age 65 while serving as an officer, then the Bank will make the remaining payments to that officer’s designated beneficiary or to the representative of his or her estate. If the employee voluntarily terminates their employment, the accrued benefit is payable to them based upon their vested percentage. If they are terminated for cause, they are not entitled to any benefit. In the event of a change-in-control followed by a termination, the officers are entitled to receive a specified annual benefit depending on their age that increases to the level of their normal retirement benefit by age 62.

401(k) Plan.  The Bank maintains a defined contribution 401(k) Plan pursuant to which eligible employees may contribute up to 80% of their salaries subject to Internal Revenue Code contribution limits.  The 401(k) Plan is open to all employees over the age of 21.    The Bank’s contribution to the plan is based on 100 percent matching of voluntary contributions up to 3 percent and 50 percent matching on the next 2 percent of eligible individual compensation.  Additionally, the Bank contributed 1% of each eligible employee’s compensation as a discretionary profit sharing contribution in 2010.  Employees may invest their 401(k) Plan account balances in various mutual funds.  Employee contributions and employer matches are vested at all times, and Bank discretionary profit-sharing contributions are fully vested after five years.  Participating employees or their beneficiaries may begin receiving distributions from their 401(k) Plan account following their death, disability or retirement as early as age 60 and must begin receiving minimum required distributions at age 70½ or the year of retirement.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Dimeco, Inc. who are not named executive officers for the last completed fiscal year.

Name(1)(2)(3)	Fees Earned or Paid in Cash	All other Compensation (4)	Total
Robert E. Genirs	$22,000	$3,100	$25,100
Barbara J. Genzlinger	$22,000	$ —	$22,000
John S. Kiesendahl	$22,000	$ —	$22,000
Thomas A. Peifer	$22,000	$ —	$22,000
William E. Schwarz	$22,000	$ —	$22,000
Henry M. Skier	$22,000	$ —	$22,000
John F. Spall	$22,000	$ —	$22,000
Todd J. Stephens	$11,000	$ —	$11,000
(1)	Director Gary C. Beilman, as the Company's President and Chief Executive Officer, does not receive any additional remuneration as a director.
(2)	Non-employee directors.
(3)	Directors stock option awards outstanding at December 31, 2010 were: 1,428 for Mr. Genirs, 1,428 for Ms. Genzlinger, 1,428 for Mr. Schwarz and 1,428 for Mr. Skier
(4)	Travel expenses of $3,100 were reimbursed to Mr. Genirs for travel related to attendance.

For the year ended December 31, 2010, each non-employee director received board fees of $22,000, regardless of attendance.  For 2011, non-employee directors will receive board fees of $24,000.  There are no fees paid in connection with attendance of committee meetings.  For the fiscal year ended December 31, 2010, board fees totaled $165,000. Directors’ fees are paid by the Bank on whose board each director sits; no additional fees are paid for service as a director of the Company.

RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank.  During the year ended December 31, 2010, the Bank had loans in excess of $120,000 outstanding to such parties.  Any transactions with such parties including loans and commitments are made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with persons unrelated to the lender, and do not include more than the normal risk of collectability or present other unfavorable features.

All loans to directors or executive officers or their affiliates require approval of the Board of Directors. The Board may grant favorable interest rates on loans to executive officers as long as the loan discount is offered equally to all Bank employees and the loan is written in compliance with Federal Reserve Regulation O. Origination fees for residential mortgages and one refinancing of the same real estate is waived for all employees including executive officers. All loans to executive officers include a demand call provision which states that the loan is due and payable at any time that the executive officer is indebted to any other bank in an amount greater than the executive officer is eligible to borrow from The Dime Bank.  No such loans were granted to executive officers during the year ended December 31, 2010.

During the fiscal year ended December 31, 2010, the Company paid approximately $212,000 in premiums to A. M. Skier Insurance Agency, of which Director Henry M. Skier is the president, for insurance products.

PROPOSAL 2.  RATIFICATION OF INDEPENDENT AUDITORS

S.R. Snodgrass, A.C. (“Snodgrass”) was the Company’s independent public accountants for the 2010 fiscal year. The Board of Directors has appointed Snodgrass to be its accountants for the fiscal year ending December 31, 2011 and is seeking ratification by the Company’s stockholders of such appointment. A representative of Snodgrass is expected to be available at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if they so desire.

Fees paid to Snodgrass for the last two fiscal years were as follows:

	2010	2009
Audit Fees(1)	$88,533	$98,984
Audit-Related Fees (2)	$9,985	$9,040
Tax Fees(3)	$15,824	$20,435
All Other Fees(4)	$2,227	$38,985

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and for services normally provided by Snodgrass in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for professional services rendered for the audit of the Company sponsored employee benefit plans.
(3)	Tax services consist of compliance fees for the preparation of state and federal tax returns.
(4)	All other fees include consulting services for compliance.

The Audit Committee approves all non-audit work performed by Snodgrass in advance and has not adopted any pre-approval policies and procedures.

Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast by stockholders at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SNODGRASS AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2011 FISCAL YEAR.

REPORT OF THE AUDIT COMITTEE

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statement for the year ended December 31, 2010 with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The Audit Committee discussed with Snodgrass, the Company’s independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU Section 380), as adopted by the Public Company Accounting

Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Snodgrass as required by applicable requirements of the Public Company Accounting Oversight Board regarding Snodgrass’s communications with the Audit Committee concerning independence and has discussed with Snodgrass its independence. The Audit Committee considered whether the provision of the non-audit services listed under “All Other Fees” below was compatible with maintaining Snodgrass’ independence.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee:
Robert E. Genirs – Chairman
John S. Kiesendahl
Thomas A. Peifer
William E. Schwarz

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and the beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish us with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2010 fiscal year with the exception of Henry Skier who failed to report a gift of shares in a timely manner.  We are not aware of any beneficial owners of more than 10% of the Common Stock.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2012, all stockholder proposals must be submitted to the Secretary at the Company’s office, PO Box 509, 820 Church Street, Honesdale, Pennsylvania 18431, on or before November 27, 2011.  In order to be considered for possible action by stockholders at the 2012 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company’s proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 29, 2012.

STOCKHOLDERS SHARING A SINGLE ADDRESS

Only one copy of this proxy statement and the accompanying annual report to stockholders is being delivered to multiple stockholders sharing an address unless the Company has previously received contrary instructions from one or more of such shareholders.  On written or oral request to Dimeco, Inc., PO Box 590, 820 Church Street, Honesdale, Pennsylvania 18431, (570) 253-1970, the Company will deliver promptly a separate copy of this proxy statement and the Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered.  Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary at the address and telephone number set forth above.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by e-mail or telephone without additional compensation.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO MAUREEN H. BEILMAN, DIMECO, INC., PO BOX 509, HONESDALE, PENNSYLVANIA 18431.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John F. Spall

John F. Spall
Secretary

Honesdale, Pennsylvania
March 25, 2011

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE DIMECO, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 28, 2011
The undersigned hereby appoints the Board of Directors of Dimeco, Inc. (the “Company”) or its designee, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the Community Room of the Wayne County Chamber of Commerce located at 303 Commercial Street, Honesdale, Pennsylvania on Thursday, April 28, 2011, at 2:00 p.m., and at any and all adjournments thereof, in the following manner:

     With-            For All
For           hold             Except

1.  The election as directors       ☐  ☐       ☐
     of the nominees listed
     below for a three-year term:
  Gary C. Beilman
  Robert E. Genirs
  Thomas A. Peifer

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark
“For All Except” and write the nominee’s name in the space provided below.
_________________________________________________________
    For      Against       Abstain

2.  The ratification of the        ☐  ☐       ☐
appointment of S.R. Snodgrass,
A.C. as independent public
accountants of the Company
for the fiscal year ending
December 31, 2011.

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the above listed propositions.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING ☐

Please be sure to date and sign this proxy in the box below	Date
Stockholder sign above.	Co-holder (if any) sign below
Detach above card, sign, date and mail in postage paid envelope provided.

DIMECO, INC.
820 CHURCH STREET
HONESDALE, PENNSYLVANIA  18431

Should the above signed be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the Stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The above signed may also revoke this proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.
The above signed acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual meeting of Stockholders, a Proxy Statement dated March 25, 2011, and the 2010 Annual Report.
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/5506